UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2016

TTM TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-31285	91-1033443
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1665 Scenic Avenue, Suite 250 Costa Mesa, California		92626
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (714) 327-3000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Amendment to Credit Facilities

On September 27, 2016, the Registrant entered into a First Amendment to amend and restate the Term Loan Credit Agreement (the “TLB Agreement”) dated May 31, 2015 among the Registrant, the several lenders from time to time parties thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the other agents thereto. The TLB Agreement was amended to (a) reduce the amount outstanding under the TLB Agreement to $775 million (which reflects the prepayment by the Registrant of approximately $66 million in connection with the First Amendment), (b) reduce the applicable margin for Eurodollar Loans to 4.25% and the applicable margin for ABR Loans to 3.25% (which is a reduction of 0.75% for each type of loan), (c) institute a 1% prepayment premium for any prepayments made under the TLB Agreement in the next 12 months, (d) permit the Registrant to sell up to $30 million of accounts receivable, and (e) make certain other changes to the TLB Agreement.

Also on September 27, 2016, the Registrant entered into a First Amendment to amend and restate the ABL Credit Agreement (the “ABL Agreement”) dated May 31, 2015 among the Registrant, the several lenders from time to time parties thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the other agents thereto. The ABL Agreement was amended to (a) increase the amount available under the ABL Agreement to $200 million (which increase was pursuant to the Registrant’s right to increase the availability pursuant to the original ABL Agreement), (b) reduce the applicable margins by 0.25% for both Eurodollar Loans and ABR Loans, (c) permit the Registrant to sell up to $30 million of accounts receivable, and (d) make certain other changes to the ABL Agreement.

The foregoing summary of the amendments to the TLB Agreement and the ABL Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full texts of the amended and restated TLB Agreement and the amended and restated ABL Agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this Item is included in Item 1.01 and is incorporated herein by reference.

Item 7.01. Regulation FD.

On September 27, 2016, the Registrant issued a press release announcing the amendment of the TLB Agreement and the ABL Agreement. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release, dated September 27, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 27, 2016	TTM TECHNOLOGIES, INC.

	By:	/s/ Daniel J. Weber
Daniel J. Weber
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated September 27, 2016